AMENDMENT TO
                             PARTICIPATION AGREEMENT
                                     BETWEEN
                        SOUTHLAND LIFE INSURANCE COMPANY
                          AND INVESCO FUNDS GROUP, INC.

      This Amendment is dated as of the 26th day of December, 2000 by and between Southland Life Insurance Company ("Southland Life") and INVESCO Funds Group, Inc. ("INVESCO").

      WHEREAS, Southland Life and INVESCO entered into the Participation Agreement ("Agreement") on September 14, 1995;

      WHEREAS. the parties desire to amend said Agreement in the manner hereinafter set forth;

      NOW THEREFORE, the parties hereby amend the Agreement in the following form:

      1. The Participation Agreement is hereby amended by substituting for the current Schedule B an amended Schedule B in the form attached hereto which adds the Market Dimensions Variable Universal Life policies to the list of Contracts funded by the Separate Accounts.

All of the other provisions contained in the Agreement shall remain in full force and effect.

      IN WITNESS THEREOF, Southland Life and INVESCO have caused this Amendment to be executed by their duly authorized officers effective as of the date first written above:

INVESCO FUNDS GROUP, INC.

By: /s/ Ronald L. Grooms                Date: 12/26/00
    -----------------------                  ----------------
      Ronald L. Grooms
      Senior Vice President

SOUTHLAND LIFE INSURANCE COMPANY

By: /s/ James L. Livingston, Jr.        Date: 12/26/00
    ----------------------------             ----------------
      James L. Livingston, Jr.
      Executive Vice President



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                                   SCHEDULE B
                                    CONTRACTS

Flexible Premium Deferred Combination Fixed and Variable Annuity Contract

Future Dimensions Flexible Premium Variable Universal Life Insurance Policy

Market Dimensions Flexible Premium Variable Universal Life Insurance Policy

Survivor Dimensions Flexible Premium Variable Universal Life Insurance Policy

Single Premium Product